UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS.

MBIA Inc. (the “Company”) was advised by its Chief Executive Officer, Jay Brown, that Mr. Brown sold 75,000 shares of the Company’s stock in open market transactions on Friday, December 12, 2014. Mr. Brown advised the Company that the shares were sold in connection with tax planning for 2014 and had realized long-term capital losses of approximately $4.5 million that will be used to offset capital gains realized by Mr. Brown in connection with the sale in 2014 of non-Company securities. The stock was sold pursuant to a trading plan adopted by Mr. Brown on September 16, 2014 in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The transaction will be reported through Form 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The Company undertakes no obligation to make any future disclosures in a Form 8-K in connection with any sales or purchases of Company stock by Mr. Brown or by any other executive officer. In addition, except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 plans of the Company’s officers or directors, nor to report modifications or terminations of such plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: December 15, 2014